Exhibit 1.1

THE COMPANIES ACT (AS REVISED)

EXEMPTED COMPANY LIMITED BY SHARES

SIXTH AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

Apollomics Inc.

(adopted by special resolution passed on March 16, 2023 and effective on March 29, 2023)

1.	The name of the Company is Apollomics Inc.

2.	The Registered Office of the Company shall be at the offices of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

3.	Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted.

4.

Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of the Companies Act.

5.	Nothing in this Memorandum shall permit the Company to carry on a business for which a licence is required under the laws of the Cayman Islands unless duly licensed.

6.

The Company shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7.	The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

8.

The share capital of the Company is US$65,000 divided into 650,000,000 shares of a par value of US$0.0001 each which, at the date on which this Memorandum becomes effective, comprise (i) 500,000,000 Class A ordinary shares, (ii) 100,000,000 Class B ordinary shares and (iii) 50,000,000 preference shares, of which 3,000,000 preference shares are designated as Series A Preferred Shares, in each case subject to the power of the Company, insofar as is permitted by law, to redeem or purchase any of its shares and to increase or reduce the said share capital subject to the provisions of the Companies Act and the Articles of Association of the Company and to issue any part of its capital, whether original, redeemed or increased, with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions; and so that, unless the conditions of issue shall otherwise expressly declare, every issue of shares, whether declared to be preference or otherwise, shall be subject to the power hereinbefore contained. The rights, preferences and restrictions of the Series A Preferred Shares are set forth in Schedule A to these Articles of Association of the Company.

9.	The Company may exercise the power contained in the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in another jurisdiction.

THE COMPANIES ACT (AS REVISED)

EXEMPTED COMPANY LIMITED BY SHARES

SIXTH AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

Apollomics Inc.

(adopted by special resolution passed on March 16, 2023 and effective on March 29, 2023)

TABLE A

1.     The regulations in Table A in the Schedule to the Companies Act (As Revised) do not apply to the Company.

INTERPRETATION

2.    (1)     In these Articles, unless the context otherwise requires, the words standing in the first column of the following table shall bear the meaning set opposite them respectively in the second column.

“Applicable Law”	The laws, rules and regulations applicable to the Company, including the Companies Act, the Securities Act, the Exchange Act, the listing rules of the Designated Stock Exchange and FINRA Rules (as defined herein).

“Articles”	these Articles in their present form or as supplemented or amended or substituted from time to time.

“Audit Committee”	the audit committee of the Company formed by the Board pursuant to Article 89) hereof, or any successor audit committee.

“Auditor”	the independent auditor of the Company which shall be an internationally recognized firm of independent accountants.

“Blackout Period”	a period during which trading in the Company’s securities would not be permitted under the Company’s insider trading policy.

“Board” or “Board of Directors”	the board of directors of the Company.

“Change of Control”	any transaction or series of transactions (A) the result of which is that a person or “group” (within the meaning of Section 13(d) of the Exchange Act) of persons (other than the Company or any of its subsidiaries), has direct or indirect beneficial ownership of securities (or rights convertible or exchangeable into securities) representing fifty percent (50%) or more of the voting power of or economic rights or interests in the Company,

(B) constituting a merger, consolidation, reorganization or other business combination, however effected, following which either (1) the members of the Board of Directors of the Company immediately prior to such merger, consolidation, reorganization or other business combination do not constitute at least a majority of the Board of Directors of the Company surviving the combination or (2) the voting securities of the Company immediately prior to such merger, consolidation, reorganization or other business combination do not continue to represent or are not converted into fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the person resulting from such combination, or (C) the result of which is a sale of all or substantially all of the assets of the Company (as appearing in its most recent balance sheet) to any person.

“Class A Share”	a Class A ordinary share of a par value of $0.0001 in the share capital of the Company.

“Class B Share”	a Class B ordinary share of a par value of $0.0001 in the share capital of the Company.

“clear days”	in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

“clearing house”	a clearing house recognised by the laws of the jurisdiction in which the shares of the Company (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.

“Companies Act”	The Companies Act, Cap. 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands.

“Company”	Apollomics Inc.

“Compensation Committee”	the compensation committee of the Company formed by the Board pursuant to Article 89 hereof, or any successor audit committee.

“competent regulatory authority”	a competent regulatory authority in the territory where the shares of the Company (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such territory.

“debenture” and “debenture holder”	include debenture stock and debenture stockholder respectively.

“Designated Stock Exchange”	the Nasdaq Stock Market.

“dollars” and “$”	dollars, the legal currency of the United States of America.

“Exchange Act”	the United States Securities Exchange Act of 1934, as amended, and the rules promulgated by the SEC thereunder.

“FINRA”	Financial Industry Regulatory Authority.

“FINRA Rules”	the rules set forth by FINRA.

“head office”	such office of the Company as the Directors may from time to time determine to be the principal office of the Company.

“Lock-Up Period”	the period beginning on the Closing Date and ending the date that is six (6) months after the Closing Date. Notwithstanding the foregoing, in the event that a definitive agreement that contemplates a Change of Control is entered into after the Closing, the Lock-Up Period shall automatically terminate immediately prior to the consummation of such Change of Control.

“Member”	a duly registered holder from time to time of the shares in the capital of the Company.

“Memorandum” or “Memorandum of Association”	the Memorandum of Association of the Company in its present form or as supplemented or amended or substituted from time to time

“month”	a calendar month.

“Notice”	written notice unless otherwise specifically stated and as further defined in these Articles.

“Office”	the registered office of the Company for the time being.

“ordinary resolution”	a resolution shall be an ordinary resolution when it has been passed by a simple majority of votes cast by such Members as, being entitled so to do, vote in person or, in the case of any Member being a corporation, by its duly authorised representative or, where proxies are allowed, by proxy at a general meeting duly called and held in accordance with these Articles.

“paid up”	paid up or credited as paid up.

“Register”	the principal register and where applicable, any branch register of Members of the Company to be maintained at such place within or outside the Cayman Islands as the Board shall determine from time to time.

“Registration Office”	in respect of any class of share capital such place as the Board may from time to time determine to keep a branch register of Members in respect of that class of share capital and where (except in cases where the Board otherwise directs) the transfers or other documents of title for such class of share capital are to be lodged for registration and are to be registered.

“SEC”	the United States Securities and Exchange Commission.

“Seal”	common seal or any one or more duplicate seals of the Company (including a securities seal) for use in the Cayman Islands or in any place outside the Cayman Islands.

“Secretary”	any person, firm or corporation appointed by the Board to perform any of the duties of secretary of the Company and includes any assistant, deputy, temporary or acting secretary.

“Series A Preferred Shares”	the Series A convertible preferred shares of a par value of $0.0001 in the share capital of the Company.

“Securities Act”	the United States Securities Act of 1933, as amended, and the rules promulgated by the SEC thereunder.

“special resolution”	a resolution passed by not less than two-thirds of votes cast by such Members as, being entitled so to do, vote in person or, in the case of such Members as are corporations, by their respective duly authorised representative or, where proxies are allowed, by proxy at a general meeting duly called and held in accordance with these Articles.

“Statute”	the Companies Act and every other law of the Legislature of the Cayman Islands for the time being in force applying to or affecting the Company, its Memorandum of Association and/or these Articles.

“Transfer”	the (A) sale of, offer to sell, contract or agreement to sell, hypothecation or pledge of, grant of any option to purchase or otherwise dispose of or agreement to dispose of, in each case, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position with respect to, any security, (B) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (C) public announcement of any intention to effect any transaction specified in clause (A) or (B).

“year”	a calendar year.

(2)	In these Articles, unless there is something within the subject or context inconsistent with such construction:

(a)	words importing the singular include the plural and vice versa;

(b)	words importing a gender include both gender and the neuter;

(c)	words importing persons include companies, associations and bodies of persons whether corporate or not;

(d)	the words:

(i)	“may” shall be construed as permissive;

(ii)	“shall” or “will” shall be construed as imperative;

(e)

expressions referring to writing shall, unless the contrary intention appears, be construed as including printing, lithography, photography and other modes of representing words or figures in a visible form, and including where the representation takes the form of electronic display, provided that both the mode of service of the relevant document or notice and the Member’s election comply with all applicable Statutes, rules and regulations;

(f)	references to any law, ordinance, statute or statutory provision shall be interpreted as relating to any statutory modification or re-enactment thereof for the time being in force;

(g)	save as aforesaid words and expressions defined in the Statutes shall bear the same meanings in these Articles if not inconsistent with the subject in the context;

(h)

references to a document being executed include references to it being executed under hand or under seal or by electronic signature or by any other method and references to a notice or document include a notice or document recorded or stored in any digital, electronic, electrical, magnetic or other retrievable form or medium and information in visible form whether having physical substance or not.

SHARE CAPITAL

3.    (1)     The share capital of the Company at the date on which these Articles come into effect shall be divided into shares of a par value of $0.0001 each.

(2)    Subject to the Companies Act, the Memorandum and Articles and, where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, the Company shall have the power to purchase or otherwise acquire its own shares and such power shall be exercisable by the Board in such manner, upon such terms and subject to such conditions as it in its absolute discretion thinks fit and any determination by the Board or committee of the Board of the manner of purchase shall be deemed authorised by these Articles for purposes of the Companies Act.

(3)    No share shall be issued to bearer.

ALTERATION OF CAPITAL

4.     The Company may from time to time by ordinary resolution in accordance with the Law alter the conditions of its Memorandum of Association to:

(a)	increase its capital by such sum, to be divided into shares of such amounts, as the resolution shall prescribe;

(b)	consolidate and divide all or any of its capital into shares of larger amount than its existing shares;

(c)	convert all or any of its paid-up Shares into stock and reconvert that stock into paid-up Shares of any denomination;

(d)

without prejudice to the powers of the Board under Article 12, divide its shares into several classes, and without prejudice to any special rights previously conferred on the holders of existing shares, attach thereto respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions, in the absence of any such determination by the Company in general meeting, as the Directors may determine; provided always that, for the avoidance of doubt, where a class of shares has been authorized by the Company, no resolution of the Company in general meeting is required for the issuance of shares of that class and the Directors may issue shares of that class and determine such rights, privileges, conditions or restrictions attaching thereto as aforesaid, and further provided that where the Company issues shares which do not carry voting rights, the words “non-voting” shall appear in the designation of such shares and where the equity capital includes shares with different voting rights, the designation of each class of shares, other than those with the most favourable voting rights, must include the words “restricted voting” or “limited voting”;

(e)

sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Company’s Memorandum of Association (subject, nevertheless, to the Law), and may by such resolution determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred, deferred or other rights or be subject to any such restrictions as compared with the other or others as the Company has power to attach to unissued or new shares; and

(f)

cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person, and diminish the amount of its capital by the amount of the shares so cancelled or, in the case of shares, without par value, diminish the number of shares into which its capital is divided.

5.     The Board may settle as it considers expedient any difficulty which arises in relation to any consolidation and division under the last preceding Article and in particular but without prejudice to the generality of the foregoing may issue certificates in respect of fractions of shares or arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale (after deduction of the expenses of such sale) in due proportion amongst the Members who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to their purchaser or resolve that such net proceeds be paid to the Company for the Company’s benefit. Such purchaser will not be bound to see to the application of the purchase money nor will his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

6.     The Company may from time to time by special resolution, subject to any confirmation or consent required by the Law, reduce its share capital or any capital redemption reserve or other undistributable reserve in any manner permitted by law.

7.     Except so far as otherwise provided by the conditions of issue, or by these Articles, any capital raised by the creation of new shares shall be treated as if it formed part of the original capital of the Company, and such shares shall be subject to the provisions contained in these Articles.

SHARE RIGHTS

8.     Subject to the provisions of the Law, the rules of the Designated Stock Exchange and the Memorandum and Articles and to any special rights conferred on the holders of any shares or class of shares, and without prejudice to Article 12 hereof, any share in the Company (whether forming part of the present capital or not) may be issued with or have attached thereto such rights or restrictions whether in regard to dividend, voting, return of capital or otherwise as the Board may determine, including without limitation on terms that they may be, or at the option of the Company or the holder are, liable to be redeemed on such terms and in such manner, including out of capital, as the Board may deem fit.

9.     Subject to Applicable Law, any preferred shares may be issued or converted into shares that, at a determinable date or at the option of the Company or the holder, are liable to be redeemed on such terms and in such manner as the Board before the issue or conversion may determine. Where the Company purchases for redemption a redeemable share, purchases not made through the market or by tender shall be limited to a maximum price as may from time to time be determined by the Board, either generally or with regard to specific purchases. If purchases are by tender, tenders shall comply with Applicable Law.

VARIATION OF RIGHTS

10.     Subject to Applicable Law and without prejudice to these Articles, including Article 8, Article 9 and Article 12, all or any of the special rights for the time being attached to the shares or any class of shares may, unless otherwise provided by the terms of issue of the shares of that class, from time to time (whether or not the Company is being wound up) be varied, modified or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. To every such separate general meeting all the provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply, but so that:

(a)

the necessary quorum (whether at a separate general meeting or at its adjourned meeting) shall be a person or persons or (in the case of a Member being a corporation) its duly authorized representative together holding or representing by proxy not less than one-third in nominal value of the issued shares of that class;

(b)	every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him; and

(c)	any holder of shares of the class present in person or by proxy or authorised representative may demand a poll.

11.     The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be varied, modified or abrogated by the creation or issue of further shares ranking pari passu therewith.

RIGHTS AND RESTRICTIONS ATTACHING TO SHARES

12.    (a)     Except as otherwise provided in these Articles, the Class A Shares and Class B Shares have the same rights and powers, and rank equally (including as to voting on shareholder resolutions, dividends and distributions, and upon the occurrence of any liquidation or winding up of the Company), share ratably and are identical in all respects and as to all matters.

(b)    In the event that any Change of Control is effected, Class A Shares and Class B Shares shall be treated equally, identically and ratably, on a per share basis, with respect to any consideration paid or otherwise distributed to, or rights received by, Members of the Company, or into which such shares are converted or for which such shares are exchanged, in connection with such Change of Control (including with respect to the form, amount and timing thereof), unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding Class A Shares and the affirmative vote of the holders of a majority of the outstanding Class B Shares, each voting separately as a class

(c)    If the Company in any manner subdivides or combines (by any share split, share dividend, recapitalization, reorganization, reclassification, merger, amendment of these Articles, scheme, arrangement or otherwise) the outstanding Class A Shares or the outstanding Class B Shares, the outstanding shares of each such class shall be subdivided or combined in the same proportion and manner, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding Class A Shares and by the affirmative vote of the holders of a majority of the outstanding Class B Shares, each voting separately as a class.

TRANSFER RESTRICTIONS ON CLASS B SHARES

13.    (a)     No Class B Shares shall be Transferred until the end of the Lock-Up Period (the “Lock-Up”), except that any Class B Share may be Transferred (i) to another holder of Class B Shares or any direct or indirect partners, members or equity holders of a holder of Class B Shares, any affiliates of a holder of Class B Shares or any related investment funds or vehicles controlled or managed by such persons or their respective affiliates; (ii) by gift to a charitable organization; or, in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the primary beneficiaries of which are one or more members of the individual’s immediate family or an affiliate of such person; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; or (v) to the Company.

(b)    Notwithstanding the provisions set forth in Article 13(a), if the Lock-Up Period is scheduled to end during a Blackout Period or within five (5) trading days prior to the commencement of a Blackout Period, the Lock-Up Period shall end ten (10) trading days prior to the commencement of the Blackout Period (the “Blackout-Related Release”); provided that the Company shall announce the date of the expected Blackout-Related Release through a major news service, or on a Form 8-K, at least two (2) trading days in advance of the Blackout-Related Release.

(c)    Each holder of Class B Shares shall be permitted to enter into a trading plan established in accordance with Rule 10b5-1 under the Exchange Act during the applicable Lock-Up Period so long as no Transfers of such holder’s Class B Shares in contravention of this Paragraph 13 are effected prior to the expiration of the applicable Lock-Up Period.

(d)    Stop transfer instructions with the Company’s transfer agent and registrar may be entered against the transfer of any Class B Shares except in compliance with the foregoing restrictions and a legend describing the foregoing restrictions may be added.

(e)    For the avoidance of doubt, each Shareholder Party shall retain all of its rights as a shareholder of the Company with respect to the Class B Shares during the Lock-Up Period, including the right to vote any Class B Shares.

CONVERSION OF CLASS B SHARES

14.    (1)     Each Class B Share shall automatically convert into one Class A Share in accordance with these Articles (as adjusted for share splits, share combinations and similar transactions) upon the end of the Lock-Up Period; provided that the Board may approve the conversion of any Class B Share into Class A Share prior to the end of the Lock-Up Period.

(2)    The Company shall at all times reserve and keep available out of its authorized but unissued Class A Shares, solely for the purpose of effecting the conversion of Class B Shares, such number of its Class A Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class B Shares; and if at any time the number of authorized but unissued Class A Shares shall not be sufficient to effect the conversion of all then-outstanding Class B Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Class A Shares by such number as shall be sufficient for such purpose.

SHARES

15.    (1)     Subject to Applicable Law, and without prejudice to any special rights or restrictions for the time being attached to any shares or any class of shares, the unissued shares of the Company (whether forming part of the original or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may in its absolute discretion determine but so that no shares shall be issued at a discount.

(2)    Preferred shares may be issued from time to time in one or more series, each of such series to have such voting powers (full or limited or without voting powers), designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed, or in any resolution or resolutions providing for the issue of such series adopted by the Directors as hereinafter provided. In particular and without prejudice to the generality of the foregoing, the Board is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of preferred shares and to fix the designations, powers, preferences and relative, participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series, dividend rights, conversion rights, redemption privileges, voting powers, full or limited or no voting powers, transfer restrictions and rights of first refusal with respect to the preferred shares of such series, liquidation preferences, to increase or decrease the size of any such class or series (but not below the number of shares of any class or series of preferred shares then outstanding), and such other terms, conditions, special rights and provisions as may seem advisable to the Board, in each case to the extent permitted by Statute or Applicable Law. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any class or series of preferred shares may, to the extent permitted by law, provide that such class or series shall be superior to, rank equally with or be junior to the preferred shares of any other class or series. Notwithstanding the fixing of the number of preferred shares constituting a particular series upon the issuance thereof, the Directors at any time thereafter may authorise the issuance of additional preferred shares of the same series subject always to the Statute and the Memorandum.

(3)    Neither the Company nor the Board shall be obliged, when making or granting any allotment of, offer of, option over or disposal of shares, to make, or make available, any such allotment, offer, option or shares to Members or others with registered addresses in any particular territory or territories being a territory or territories where, in the absence of a registration statement or other special formalities, this would or might, in the opinion of the Board, be unlawful or impracticable. Members affected as a result of the foregoing sentence shall not be, or be deemed to be, a separate class of members for any purpose whatsoever.

(4)    The Board may issue options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of shares or securities in the capital of the Company on such terms as it may from time to time determine.

16.     The Company may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by the Law. Subject to Applicable Law, the commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one and partly in the other.

17.     Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any fractional part of a share or (except only as otherwise provided by these Articles or by law) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

18.     Subject to Applicable Law and these Articles, the Board may at any time after the allotment of shares but before any person has been entered in the Register as the holder, recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Board considers fit to impose.

SHARE CERTIFICATES

19.     Every share certificate shall be issued under the Seal or a facsimile thereof or with the Seal printed thereon and shall specify the number and class and distinguishing numbers (if any) of the shares to which it relates, and the amount paid up thereon and may otherwise be in such form as the Directors may from time to time determine. No certificate shall be issued representing shares of more than one class. The Board may by resolution determine, either generally or in any particular case or cases, that any signatures on any such certificates (or certificates in respect of other securities) need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon.

20.    (1)     In the case of a share held jointly by several persons, the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to one of several joint holders shall be sufficient delivery to all such holders.

(2)    Where a share stands in the names of two or more persons, the person first named in the Register shall as regards service of notices and, subject to the provisions of these Articles, all or any other matters connected with the Company, except the transfer of the shares, be deemed the sole holder thereof.

21.     Every person whose name is entered, upon an allotment of shares, as a Member in the Register shall be entitled, upon payment of such fee as the Directors may from time to time determine, to receive one certificate for all such shares of any one class or several certificates each for one or more of such shares of such class upon payment for every certificate of such fee as the Directors may from time to time determine.

22.     Where applicable, share certificates shall be issued within the relevant time limit as prescribed by the Statute or as the Designated Stock Exchange may from time to time determine, whichever is the shorter, after allotment or, except in the case of a transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgment of a transfer with the Company.

23.     Upon every transfer of shares the certificate (if any) held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and, subject to Article 21, a new certificate shall be issued to the transferee in respect of the shares transferred to him. If any of the shares included in the certificate so given up shall be retained by the transferor a new certificate for the balance shall be issued to him at the aforesaid fee payable by the transferor to the Company in respect thereof.

24.     If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed a new certificate representing the same shares may be issued to the relevant Member upon request and on payment of such fee as the Company may determine and, subject to compliance with such terms (if any) as to evidence and indemnity and to payment of the costs and reasonable out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of damage or defacement, on delivery of the old certificate to the Company provided always that where share warrants have been issued, no new share warrant shall be issued to replace one that has been lost unless the Board has determined that the original has been destroyed.

REGISTER OF MEMBERS

25.    (1)     The Company shall keep in one or more books a Register of its Members and shall enter therein the following particulars, that is to say:

(a)	the name and address of each Member, the number and class of shares held by him and the amount paid or agreed to be considered as paid on such shares;

(b)	the date on which each person was entered in the Register; and

(c)	the date on which any person ceased to be a Member.

(2)    The Company may keep an overseas or local or other branch register of Members resident in any place, and the Board may make and vary such regulations as it determines in respect of the keeping of any such register and maintaining a Registration Office in connection therewith.

26.     The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and unless otherwise determined by the Board, no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting. The Register including any overseas or local or other branch register of Members may, subject to compliance with any notice requirement of the Designated Stock Exchange, be closed at such times or for such periods not exceeding in the whole forty (40) days in each year as the Board may determine and either generally or in respect of any class of shares.

RECORD DATES

27.    (1)     For the purpose of determining the Members entitled to notice of or to vote at any general meeting, or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board may fix, in advance, a date as the record date for any such determination of Members.

(2)    If the Board does not fix a record date for any general meeting, the record date for determining the Members entitled to a notice of or to vote at such meeting shall be the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, or, if in accordance with these Articles any such notice is waived, on the day next preceding the day on which the meeting is held. The record date for determining the Members for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(3)    A determination of the Members of record entitled to notice of or to vote at a meeting of the Members shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

TRANSFER OF SHARES

28.     Subject to these Articles and the requirements of the Designated Stock Exchange, any Member may transfer all or any of his shares by an instrument of transfer in the usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the Board and may be under hand or, if the transferor or transferee is a clearing house or a central depository house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Board may approve from time to time.

29.     The instrument of transfer shall be executed by or on behalf of the transferor and the transferee provided that the Board may dispense with the execution of the instrument of transfer by the transferee in any case which it thinks fit in its discretion to do so. Without prejudice to the last preceding Article, the Board may also resolve, either generally or in any particular case, upon request by either the transferor or transferee, to accept mechanically executed transfers. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. Nothing in these Articles shall preclude the Board from recognising a renunciation of the allotment or provisional allotment of any share by the allottee in favour of some other person.

30.    (1)     The Board may, in its absolute discretion, and without giving any reason therefor, refuse to register a transfer of any share made in accordance with Articles 28 and 29 but only where such share is not a fully paid up share (and being transferred to a person of whom it does not approve), or any share issued under any share incentive scheme for employees or pursuant to any other agreement, contract or other such arrangement, upon which a restriction on transfer imposed thereby still subsists, and it may also, without prejudice to the foregoing generality, refuse to register a transfer of any share to more than four joint holders.

(2)    The Board in so far as permitted by any Applicable Law may, in its absolute discretion, at any time and from time to time transfer any share upon the Register to any branch register or any share on any branch register to the Register or any other branch register. In the event of any such transfer, the shareholder requesting such transfer shall bear the cost of effecting the transfer unless the Board otherwise determines.

(3)    Unless the Board otherwise agrees (which agreement may be on such terms and subject to such conditions as the Board in its absolute discretion may from time to time determine, and which agreement the Board shall, without giving any reason therefor, be entitled in its absolute discretion to give or withhold), no shares upon the Register shall be transferred to any branch register nor shall shares on any branch register be transferred to the Register or any other branch register and all transfers and other documents of title shall be lodged for registration, and registered, in the case of any shares on a branch register, at the relevant Registration Office, and, in the case of any shares on the Register, at the Office or such other place at which the Register is kept in accordance with the Law.

31.     Without limiting the generality of the last preceding Article, the Board may decline to recognise any instrument of transfer unless:-

(a)	a fee of such maximum sum as the Designated Stock Exchange may determine to be payable or such lesser sum as the Board may from time to time require is paid to the Company in respect thereof;

(b)	the instrument of transfer is in respect of only one class of share;

(c)

the instrument of transfer is lodged at the Office or such other place at which the Register is kept in accordance with the Law or the Registration Office (as the case may be) accompanied by the relevant share certificate(s) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); and

(d)	if applicable, the instrument of transfer is duly and properly stamped.

32.     If the Board refuses to register a transfer of any share, it shall, within three months after the date on which the transfer was lodged with the Company, send to each of the transferor and transferee notice of the refusal.

33.     The registration of transfers of shares or of any class of shares may, subject to compliance with any notice requirement of the Designated Stock Exchange, be suspended at such times and for such periods (not exceeding in the whole thirty (30) days in any year) as the Board may determine.

TRANSMISSION OF SHARES

34.     If a Member dies, the survivor or survivors where the deceased was a joint holder, and his legal personal representatives where he was a sole or only surviving holder, will be the only persons recognised by the Company as having any title to his interest in the shares; but nothing in this Article will release the estate of a deceased Member (whether sole or joint) from any liability in respect of any share which had been solely or jointly held by him.

35.     Any person becoming entitled to a share in consequence of the death or bankruptcy or winding-up of a Member may, upon such evidence as to his title being produced as may be required by the Board, elect either to become the holder of the share or to have some person nominated by him registered as the transferee thereof. If he elects to become the holder he shall notify the Company in writing either at the Registration Office or Office, as the case may be, to that effect. If he elects to have another person registered he shall execute a transfer of the share in favour of that person. The provisions of these Articles relating to the transfer and registration of transfers of shares shall apply to such notice or transfer as aforesaid as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer signed by such Member.

36.     A person becoming entitled to a share by reason of the death or bankruptcy or winding-up of a Member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share. However, the Board may, if it thinks fit, withhold the payment of any dividend payable or other advantages in respect of such share until such person shall become the registered holder of the share or shall have effectually transferred such share, but, subject to the requirements of Article 55(2) being met, such a person may vote at meetings.

UNTRACEABLE MEMBERS

37.    (1)     Without prejudice to the rights of the Company under paragraph (2) of this Article, the Company may cease sending cheques for dividend entitlements or dividend warrants by post if such cheques or warrants have been left uncashed on two consecutive occasions. However, the Company may exercise the power to cease sending cheques for dividend entitlements or dividend warrants after the first occasion on which such a cheque or warrant is returned undelivered.

(2)    The Company shall have the power to sell, in such manner as the Board thinks fit, any shares of a Member who is untraceable, but no such sale shall be made unless:

(a)

all cheques or warrants in respect of dividends of the shares in question, being not less than three in total number, for any sum payable in cash to the holder of such shares in respect of them sent during the relevant period in the manner authorised by the Articles have remained uncashed;

(b)

so far as it is aware at the end of the relevant period, the Company has not at any time during the relevant period received any indication of the existence of the Member who is the holder of such shares or of a person entitled to such shares by death, bankruptcy or operation of law; and

(c)

the Company, if so required by the rules governing the listing of shares on the Designated Stock Exchange, has given notice to, and caused advertisement in newspapers to be made in accordance with the requirements of, the Designated Stock Exchange of its intention to sell such shares in the manner required by the Designated Stock Exchange, and a period of three (3) months or such shorter period as may be allowed by the Designated Stock Exchange has elapsed since the date of such advertisement.

For the purpose of the foregoing, the “relevant period” means the period commencing twelve (12) years before the date of publication of the advertisement referred to in paragraph (c) of this Article and ending at the expiry of the period referred to in that paragraph.

(3)    To give effect to any such sale the Board may authorise some person to transfer the said shares and an instrument of transfer signed or otherwise executed by or on behalf of such person shall be as effective as if it had been executed by the registered holder or the person entitled by transmission to such shares, and the purchaser shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of the sale will belong to the Company and upon receipt by the Company of such net proceeds it shall become indebted to the former Member for an amount equal to such net proceeds. No trust shall be created in respect of such debt and no interest shall be payable in respect of it and the Company shall not be required to account for any money earned from the net proceeds which may be employed in the business of the Company or as it thinks fit. Any sale under this Article shall be valid and effective notwithstanding that the Member holding the shares sold is dead, bankrupt or otherwise under any legal disability or incapacity.

GENERAL MEETINGS

38.     An annual general meeting of the Company shall be held at such time and in any place (or, if permitted by Applicable Law, in no place and instead by means of remote communication or other method in accordance with Applicable Law) as may be determined by the Board.

39.     Each general meeting, other than an annual general meeting, shall be called an extraordinary general meeting. Extraordinary general meetings may be held at such times and in any place (or, if permitted by Applicable Law, in no place and instead by means of remote communication or other method in accordance with Applicable Law) as may be determined by the Board.

40    (1)     General meetings for any purpose or purposes may be called at any time by a resolution adopted by the majority of the Board, and may not be called by any other person or persons. The Board shall designate the date and time of the general meeting and may postpone, reschedule or cancel any previously scheduled general meeting, before or after the notice for such meeting has been sent.

(2)     Except as provided in Article 41(3) of these Articles in the case of annual general meetings, business transacted at any general meeting shall be limited to the matters stated in the notice of meeting given by or at the direction of the Board or to the matters otherwise brought before the meeting by the Board, and Members have no right to propose business or nominations to be considered or voted upon at general meetings of the Company.

NOTICE OF GENERAL MEETINGS

41.    (1)     Any general meeting (whether an annual general meeting or an extraordinary general meeting) may only be called by the Board by not less than five (5) clear days’ Notice unless a shorter notice period is permitted under Applicable Law.

(2)    The Notice shall specify the time and place of the meeting and, in the case of special business, the general nature of the business to be conducted and further, in the case of any matter for which approval by special resolution shall be required, the intention to propose such a special resolution. The Notice convening an annual general meeting shall specify the meeting as such. Notice of every general meeting shall be given to all Members other than to such Members as, under the provisions of these Articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the Company, to all persons entitled to a share in consequence of the death or bankruptcy or winding-up of a Member and to each of the Directors. The accidental omission to give Notice of a meeting or (in cases where instruments of proxy are sent out with the Notice) to send such instrument of proxy to, or the non-receipt of such Notice or such instrument of proxy by, any person entitled to receive such Notice shall not invalidate any resolution passed or the proceedings at that meeting.

(3)    A. Advance Notice Procedures for Any Business Brought Before Annual General Meeting: For business to be properly brought before an annual general meeting by a Member, the business must be presented by a Member who (1) is present in person and who was a Member of record of the Company both at the time of giving the notice for the annual general meeting and at the time of the annual general meeting, (2) is entitled to vote at the annual general meeting and (3) has complied with all requirements for proposing business as set forth herein, including the requirements for notice and any other qualifications. A Member may give notice to the Company of business proposed to be brought before an annual general meeting, provided that such notice of proposal of business must be delivered to, or mailed and received at the principal executive offices of the Company not less than ninety (90) days and not more than one hundred and twenty (120) days prior to the one-year anniversary of the preceding year’s annual general meeting (which date shall, for purposes of the Company’s annual general meeting in the calendar year of the closing of the business combination contemplated by that certain Business Combination Agreement, dated as of September 14, 2022, by and among Apollomics Inc., Maxpro Capital Acquisition Corp. and Project Max SPAC Merger Sub, Inc. (the “Business Combination”), be deemed to have occurred on March 29, 2023); provided, however, that if the date of the annual general meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, or if no annual general meeting was held (or deemed to be held) in the preceding year, such notice by the Member, to be timely, must be so delivered, or so mailed and received, not later than the ninetieth (90th) day prior to such annual general meeting or, if later, the tenth (10th) day following the day on which “public disclosure” of the date of such meeting was first made by the Company (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual general meeting, or the announcement thereof, commence a new time period (or extend any time period) for the giving of Timely Notice as described above. For purposes of these Articles, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed or furnished by the Company with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act or publicly filed in accordance with Applicable Law.

To be in proper form to meet the requirements of this section, a Member’s notice to the secretary shall set forth, with respect to business to be brought before the annual general meeting:

(a)

As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Company’s books and records); and (B) the number of shares of each class or series of shares of the Company that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person or any of its affiliates or associates (for purposes of these Articles, as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of shares of the Company as to which such Proposing Person or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Member Information”);

(b)

As to each Proposing Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Company; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence (including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” agreement or arrangement, the purpose or effect of which is to, directly or indirectly (a) give a person economic benefit and/or risk similar to ownership of shares of any class or series of share capital of the Company, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any shares of any class or series of share capital of the Company, (b) mitigate loss to, reduce the economic risk of or manage the risk of share price changes for, any person with respect to any shares of any class or series of share capital of the Company, (c) otherwise provide in any manner the opportunity to profit or avoid a loss from any decrease in the value of any shares of any class or series of share capital of the Company, or (d) increase or decrease the voting power of any person with respect to any shares of any class or series of share capital of the Company), in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any performance-related fee (other than an asset-based fee) that such Proposing Person, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of share capital of the Company or any Synthetic Equity Position, (C) any rights to dividends on the shares of any class or series of shares of the Company owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (D) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Company or any of its officers or directors, or any affiliate of the Company, (E) any other material relationship between such Proposing Person, on the one hand, and the Company or any affiliate of the Company, on the other hand, (F) any direct or indirect material interest in any material contract or agreement of such Proposing Person with an affiliate of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (G) any proxy, agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote any shares of any class or series of share capital of the Company (H) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Applicable Law (the disclosures to be made pursuant to the foregoing clauses (A) through (G) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder or stockholder directed to prepare and submit the notice required by these Articles on behalf of a beneficial owner;

(c)

As to each item of business that the Member proposes to bring before the annual general meeting, (A) a brief description of the business desired to be brought before the annual general meeting, the reasons for conducting such business at the annual general meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these Articles, the text of such proposed amendment), (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person (including their names) in connection with the proposal of such business by such Member or in connection with acquiring, holding, disposing or voting of any shares of any class or series of share capital of the Company, (D) identification of the names and addresses of other Members (including beneficial owners) known by any of the Proposing Persons to support such business, and to the extent known, the class and number of all shares of the Company’s share capital owned of record or beneficially by such other Member(s) or other beneficial owner(s) and (E) any other information relating to such item of business that would be included in disclosure filed or furnished with the SEC;; provided, however, that the disclosures required by this Section shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the Member directed to prepare and submit the notice required by these Articles on behalf of a beneficial owner; and

(d)

a statement whether or not the Member giving the notice and/or the other Proposing Person(s), if any, will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of share capital of the Company required under Applicable Law to approve the business proposal.

For purposes of this Section, the term “Proposing Person” shall mean (a) the Member providing the notice of business proposed to be brought before an annual general meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, or (c) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such Member in such solicitation.

A Proposing Person shall update and supplement its notice to the Company of its intent to propose business at an annual general meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section shall be true and correct as of the record date for the annual general meeting and as of the date that is ten (10) business days prior to the annual general meeting or any adjournment or postponement thereof, and such update and supplement shall be promptly delivered to, or mailed and received by, the secretary at the principal executive offices of the Company.

The Board or a designated committee thereof shall have the discretion, authority and power to determine whether business proposed to be brought before the annual general meeting was made in accordance with the provisions of these Articles. If neither the Board nor such designated committee makes a determination as to whether any business was made in accordance with the provisions of these Articles, the presiding officer at the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting, and if he or she should so determine, he or she shall so declare to the meeting. If the Board or a designated committee thereof or the presiding officer, as applicable, determines that any Member proposal was not made in accordance with the provisions of these Articles, any such business not properly brought before the meeting shall not be transacted.

B. Advance Notice Procedures for Any Nomination Brought Before Annual General Meeting: For a nomination to be properly brought before an annual general meeting by a Member, the nomination must be presented by a Member who (1) is present in person and who was a Member of record of the Company both at the time of giving the notice for the annual general meeting and at the time of the annual general meeting, (2) is entitled to vote at the annual general meeting and (3) has complied with all requirements for proposing a nomination as set forth herein, including the requirements for notice and any other qualifications.

(a)

Without qualification, for a Member to make any nomination of a person or persons for election to the Board at an annual general meeting pursuant to this Section, the Member must (a) provide Timely Notice (as defined in Article 41(3)(A) above for the proposal of business) thereof in writing and in proper form to the secretary of the Company, (b) provide the information, agreements and questionnaires with respect to such Member and its candidate for nomination as required by the Board or these Articles, and (c) provide any updates or supplements to such notice at the times and in the forms required by these Articles. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a Member’s notice as described above. The number of nominees a Nominating Person may nominate for election at the annual meeting pursuant to these Articles shall not exceed the number of directors to be elected at such annual meeting.

(b)	To be in proper form for purposes of these Articles, a Member’s notice to the secretary of a nomination shall set forth:

(i)

As to each Nominating Person (as defined below), the Member Information (as defined in Article 41(3)(A)(a)) except that for purposes of a nomination, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all appropriate places;

(ii)

As to each Nominating Person, any Disclosable Interests (as defined in Article 41(3)(A)(b)), except that for purposes of a nomination, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all appropriate places and the disclosure with respect to the business to be brought before the meeting shall be made with respect to the nomination of each Person for election as a director at the meeting);

(iii)

A statement whether or not the Nominating Person will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of share capital of the Company reasonably believed by such Nominating Person to be sufficient to elect the nominee or nominees proposed to be nominated by such Nominating Person; and

(iv)

As to each candidate whom a Nominating Person proposes to nominate for election as a director, (1) all information with respect to such candidate for nomination requested by the Board and included in disclosure filed or furnished with the SEC, (2) all information relating to such candidate for nomination that is required under Applicable Law (3) the candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (4) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed under Applicable Law (the disclosures to be made pursuant to the foregoing clauses (1) through (4) are referred to as “Nominee Information”), and (4) a completed and signed questionnaire, representation and agreement as provided for below.

(v)

A Member providing notice of any nomination proposed to be made at the applicable meeting of Members shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the annual general meeting and as of the date that is ten (10) business days prior to the annual general meeting or any adjournment or postponement thereof, and such update and supplement shall be promptly delivered to, or mailed and received by, the secretary at the principal executive offices of the Company.

(vi)

To be eligible to be a candidate for election as a director of the Company at the applicable annual general meeting, a candidate must be nominated in the manner prescribed in these Articles and the candidate for nomination, whether nominated by the Board or by a Member of record, must have previously delivered (in accordance with the time period requested by the Board), to the secretary at the principal executive offices of the Company, (1) a completed written questionnaire (in the form provided by the Company) with respect to the background, qualifications, stock ownership and independence of such candidate for nomination and (2) a written representation and agreement (in the form provided by the Company) that such candidate for nomination (A) is not, and will not become a party to, any agreement, arrangement or understanding with any Person other than the Company with respect to any direct or indirect compensation or reimbursement for service as a director of the Company that has not been disclosed therein, (B) understands his or her duties as a director under Applicable Law and agrees to act in accordance with those duties while serving as a director, (C) is not or will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any Person as to how such nominee, if elected as a director, will act or vote as a director on any issue or question to be decided by the Board, in any case, to the extent that such arrangement, understanding, commitment or assurance (i) could limit or interfere with his or her ability to comply, if elected as director of the Company, with his or her fiduciary duties under Applicable Law or with policies and guidelines of the Company applicable to all directors or (ii) has not been disclosed to the Company prior to or concurrently with the Nominating Person’s submission of the nomination, and (D) if elected as a director of the Company, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Company applicable to directors and in effect during such Person’s term in office as a director (and, if requested by any candidate for nomination, the secretary of the Company shall provide to such candidate for nomination all such policies and guidelines then in effect). The Board may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board in writing prior to the applicable annual general meeting of Members at which such candidate’s nomination is to be acted upon in order for the Board to determine the eligibility of such candidate for nomination to be an independent director of the Company in accordance with the Company’s Corporate Governance Guidelines or Board committee charter(s), if any.

(vii)

The Board or a designated committee thereof shall have the power to determine whether a nomination proposed to be brought before the annual general meeting was made in accordance with the provisions of these Articles. If neither the Board nor such designated committee makes a determination as to whether any nomination was made in accordance with the provisions of these Articles, the presiding officer at the annual general meeting shall, if the facts warrant, determine that the nomination was not properly brought before the annual general meeting, and if he or she should so determine, he or she shall so declare to the meeting. If the Board or a designated committee thereof or the presiding officer, as applicable, determines that any nomination was not made in accordance with the provisions of these Articles, any such director nominee not properly brought before the meeting shall not be nominated or elected.

PROCEEDINGS AT GENERAL MEETINGS

42.    (1)     All business shall be deemed special that is transacted at an extraordinary general meeting, and also all business that is transacted at an annual general meeting, with the exception of:

(a)	the declaration and sanctioning of dividends;

(b)	consideration and adoption of the accounts and balance sheet and the reports of the Directors and Auditors and other documents required to be annexed to the balance sheet;

(c)	the election of Directors;

(d)	ratification of the appointment of Auditors (where special notice of the intention for such appointment is not required by the Law) and other officers; and

(e)	if applicable, the fixing or ratification of the remuneration of the Auditors and remuneration or extra remuneration to the Directors.

(2)    No business other than the appointment of a chairman of a meeting shall be transacted at any general meeting unless a quorum is present at the commencement of the business. At any general meeting of the Company, two (2) Members entitled to vote and present in person or by proxy or (in the case of a Member being a corporation) by its duly authorised representative representing not less than one-third of the total issued voting shares in the Company throughout the meeting shall form a quorum for all purposes.

43.     If within thirty (30) minutes (or such longer time not exceeding one hour as the chairman of the meeting may determine to wait) after the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such time and place as the Board may determine. If at such adjourned meeting a quorum is not present within a reasonable period of time as determined by the Board, the meeting shall be dissolved.

44.     The chairman of the Board shall preside as chairman at every general meeting. If at any meeting the chairman of the Board is not present at the meeting, or is not willing to act as chairman, the Directors present shall choose one of their number to act, or if one Director only is present he shall preside as chairman if willing to act. If no Director is present or unavailable, the meeting shall be presided over by the Chief Executive Officer, or in the Chief Executive Officer’s absence, by the President, or in the President’s absence, by an officer of the Company, and in the absence of all of the foregoing persons by any Company representative designated by a Director or officer of the Company.

45.     The chairman may adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business which might lawfully have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for more than thirty (30) days, at least five (5) clear days’ notice of the adjourned meeting shall be given specifying the time and place of the adjourned meeting but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting and the general nature of the business to be transacted. Save as aforesaid, it shall be unnecessary to give notice of an adjournment.

VOTING

46.     Subject to any special rights or restrictions as to voting for the time being attached to any shares by or in accordance with these Articles, at any general meeting every Member present in person (or being a corporation, is present by a duly authorised representative) or by proxy shall have one vote or, in the case of a Member being a corporation, its duly authorised representative shall have one vote for every share of which he is the holder. Notwithstanding anything contained in these Articles, where more than one proxy is appointed by a Member which is a clearing house or a central depository house (or its nominee(s)), each such proxy shall have one vote on a show of hands. A resolution put to the vote of a meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded:

(a)	by the chairman of such meeting; or

(b)	by at least three Members present in person or (in the case of a Member being a corporation) by its duly authorised representative or by proxy for the time being entitled to vote at the meeting; or

(c)

by a Member or Members present in person or (in the case of a Member being a corporation) by its duly authorised representative or by proxy and representing not less than one-tenth of the total voting rights of all Members having the right to vote at the meeting; or

(d)

by a Member or Members present in person or (in the case of a Member being a corporation) by its duly authorised representative or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right; or

(e)

if required by the rules of the Designated Stock Exchange, by any Director or Directors who, individually or collectively, hold proxies in respect of shares representing five percent (5%) or more of the total voting rights at such meeting.

A demand by a person as proxy for a Member or in the case of a Member being a corporation by its duly authorised representative shall be deemed to be the same as a demand by a Member.

47.     Unless a poll is duly demanded and the demand is not withdrawn, a declaration by the chairman of a meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or not carried by a particular majority, or lost, and an entry to that effect made in the minute book of the Company, shall be conclusive evidence of the facts without proof of the number or proportion of the votes recorded for or against the resolution.

48.     If a poll is duly demanded the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. There shall be no requirement for the chairman to disclose the voting figures on a poll.

49.     A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner (including the use of ballot or voting papers or tickets) and either forthwith or at such time (being not later than thirty (30) days after the date of the demand) and place as the chairman directs and permits. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll not taken immediately.

50.     The demand for a poll shall not prevent the continuance of a meeting or the transaction of any business other than the question on which the poll has been demanded, and, with the consent of the chairman, it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

51.     On a poll votes may be given either personally or by proxy.

52.     A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

53.     All questions submitted to a meeting shall be decided by a simple majority of votes except where a greater majority is required by these Articles or by Applicable Law.

54.     Where there are joint holders of any share any one of such joint holders may vote, either in person or by proxy, in respect of such share as if he were solely entitled thereto, but if more than one of such joint holders be present at any meeting the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding. Several executors or administrators of a deceased Member in whose name any share stands shall for the purposes of this Article be deemed joint holders thereof.

55.    (1)     A Member who is a patient for any purpose relating to mental health or in respect of whom an order has been made by any court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such court, and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as if he were the registered holder of such shares for the purposes of general meetings, provided that such evidence as the Board may require of the authority of the person claiming to vote shall have been deposited at the Office, head office or Registration Office, as appropriate, not less than forty-eight (48) hours before the time appointed for holding the meeting (or as otherwise determined by the chairman of a meeting), or adjourned meeting or poll, as the case may be.

(2)    Any person entitled under Article 54 to be registered as the holder of any shares may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such shares, provided that at least forty-eight (48) hours before the time of the holding of the meeting or adjourned meeting, as the case may be, at which he proposes to vote, he shall satisfy the Board or chairman of a meeting of his entitlement to such shares, or the Board or chairman of a meeting shall have previously admitted his right to vote at such meeting in respect thereof.

56.     No Member shall, unless the Board otherwise determines, be entitled to attend and vote and to be reckoned in a quorum at any general meeting unless he is duly registered and all calls or other sums presently payable by him in respect of shares in the Company have been paid.

57.     If:

(a)	any objection shall be raised to the qualification of any voter; or

(b)	any votes have been counted which ought not to have been counted or which might have been rejected; or

(c)	any votes are not counted which ought to have been counted;

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

PROXIES

58.     Any Member entitled to attend and vote at a meeting of the Company shall be entitled to appoint another person as his proxy to attend and vote instead of him. A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf at a general meeting of the Company or at a class meeting. A proxy need not be a Member. In addition, a proxy or proxies representing either a Member who is an individual or a Member which is a corporation shall be entitled to exercise the same powers on behalf of the Member which he or they represent as such Member could exercise.

59.     The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same. In the case of an instrument of proxy purporting to be signed on behalf of a corporation by an officer thereof it shall be assumed, unless the contrary appears, that such officer was duly authorised to sign such instrument of proxy on behalf of the corporation without further evidence of the facts.

60.     The instrument appointing a proxy and (if required by the Board) the power of attorney or other authority (if any) under which it is signed, or a certified copy of such power or authority, shall be delivered to such place or one of such places (if any) as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the meeting (or, if no place is so specified at the Registration Office or the Office, as may be appropriate) not less than forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, not less than twenty-four (24) hours before the time appointed for the taking of the poll and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of twelve (12) months from the date named in it as the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within twelve (12) months from such date. Delivery of an instrument appointing a proxy shall not preclude a Member from attending and voting in person at the meeting convened and in such event, the instrument appointing a proxy shall be deemed to be revoked.

61.     Instruments of proxy shall be in any common form or in such other form as the Board may approve (provided that this shall not preclude the use of the two-way form) and the Board may, if it thinks fit, send out with the notice of any meeting forms of instrument of proxy for use at the meeting. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

62.     A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Office or the Registration Office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other document sent therewith) two (2) hours at least before the commencement of the meeting or adjourned meeting, or the taking of the poll, at which the instrument of proxy is used.

63.     Anything which under these Articles a Member may do by proxy he may likewise do by his duly appointed attorney and the provisions of these Articles relating to proxies and instruments appointing proxies shall apply mutatis mutandis in relation to any such attorney and the instrument under which such attorney is appointed.

CORPORATIONS ACTING BY REPRESENTATIVES

64.    (1)     Any corporation which is a Member may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or at any meeting of any class of Members. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual Member and such corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present thereat.

(2)    If a clearing house (or its nominee(s)) or a central depository, being a corporation, is a Member, it may authorise such persons as it thinks fit to act as its representatives at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the clearing house or central depository (or its nominee(s)) as if such person was the registered holder of the shares of the Company held by the clearing house or central depository (or its nominee(s)) including the right to vote individually on a show of hands.

(3)    Any reference in these Articles to a duly authorised representative of a Member being a corporation shall mean a representative authorised under the provisions of this Article.

NO ACTION BY WRITTEN RESOLUTIONS OF MEMBERS

65.     Any action required or permitted to be taken at any annual or extraordinary general meetings of the Company may be taken only upon the vote of the Members at an annual or extraordinary general meeting duly noticed and convened in accordance with these Articles and Applicable Law and may not be taken by written resolution of Members without a meeting.

BOARD OF DIRECTORS

66.    (1)     The total number of directors constituting the Board shall be determined from time to time by resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

(2)    Subject to the Articles and the Law, the Company may by ordinary resolution elect any person to be a Director either to fill a vacancy or as an addition to the existing Board. The Directors shall be divided into three (3) classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board. Class I directors shall initially serve until the first annual general meeting following the initial effectiveness of these Articles (the “Classification Effective Time”); Class II directors shall initially serve until the second annual general meeting following the Classification Effective Time; and Class III directors shall initially serve until the third annual general meeting following the Classification Effective Time. At each succeeding annual general meeting of the Company, Directors shall be elected for a full term of three (3) years to succeed the Directors of the class whose terms expire at such annual general meeting. Notwithstanding the foregoing provisions of this Article, each Director shall hold office until the expiration of his term, until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of Directors constituting the board of Directors shall shorten the term of any incumbent Director.

(3)    Except as otherwise expressly required by Applicable Law, and subject to the special rights of the holders of one or more series of preferred shares to elect directors, any vacancies on the Board resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, and shall not be filled by the shareholders. Any director appointed in accordance with the preceding sentence shall hold office for a term that shall coincide with the remaining term of the class to which the director shall have been appointed and until such director’s successor shall have been elected and qualified or until his or her earlier death, resignation, disqualification, retirement or removal. A vacancy in the Board shall be deemed to exist under these Articles in the case of the death, removal, resignation or disqualification of any director.

(4)    No Director shall be required to hold any shares of the Company by way of qualification and a Director who is not a Member shall be entitled to receive notice of and to attend and speak at any general meeting of the Company and of all classes of shares of the Company.

(5)    Subject to any provision to the contrary in these Articles, a Director may be removed, but only for Cause (as defined in below), by way of a special resolution of the

Members at any time before the expiration of his period of office, notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under any such agreement). “Cause” for removal of a Director shall be deemed to exist only if, as determined by the Board, (a) the Director whose removal is proposed has been convicted of an arrestable offence by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (b) such Director has been found by the affirmative vote of a majority of the Directors then in office, or by a court of competent jurisdiction, to have been guilty of wilful misconduct in the performance of such Director’s duties to the Company in a matter of substantial importance to the Company; or (c) such Director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects such director’s ability to perform his or her obligations as a Director, in each case at any time before the expiration of his or her term notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under such agreement).

(6)    The Directors may elect amongst the Directors a chairman of the Board (the “Chairman”) and if more than one Director is proposed for this office, the election to such office shall take place in such manner as the Directors may determine.

DISQUALIFICATION OF DIRECTORS

67.     The office of a Director shall be vacated if the Director:

(1)	resigns his office by notice in writing delivered to the Company at the Office or tendered at a meeting of the Board;

(2)	becomes of unsound mind or dies;

(3)    without special leave of absence from the Board, is absent from meetings of the Board for eight consecutive months and the Board resolves that his office be vacated;

(4)    is prohibited by Applicable Law from being a Director; or

(5)    ceases to be a Director by virtue of any provision of the Statutes or is removed from office pursuant to these Articles.

DIRECTORS’ FEES AND EXPENSES

68.     The Directors shall receive such remuneration as the Board may from time to time determine. Each Director shall be entitled to be repaid or prepaid all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred by him in attending meetings of the Board or committees of the board or general meetings or separate meetings of any class of shares or of debentures of the Company or otherwise in connection with the discharge of his duties as a Director.

69.     Any Director who, by Company or Board request, goes or resides abroad for any purpose of the Company or who performs services requested by the Company or Board may be paid such additional remuneration (whether by way of fees, salary, commission, participation in profits or otherwise) as the Board may determine and such additional remuneration shall be in addition to or in substitution for any ordinary remuneration provided for by or pursuant to any other Article.

DIRECTORS’ INTERESTS

70.     A Director may:

(a)

hold any other office or place of profit with the Company (except that of Auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine. Any remuneration (whether by way of salary, commission, participation in profits or otherwise) paid to any Director in respect of any such other office or place of profit shall be in addition to any remuneration provided for by or pursuant to any other Article;

(b)	act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor) and he or his firm may be remunerated for professional services as if he were not a Director;

(c)

continue to be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any other company promoted by the Company or in which the Company may be interested as a vendor, shareholder or otherwise and (unless otherwise agreed) no such Director shall be accountable for any remuneration, profits or other benefits received by him as a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of or from his interests in any such other company. Subject as otherwise provided by these Articles the Directors may exercise or cause to be exercised the voting powers conferred by the shares in any other company held or owned by the Company, or exercisable by them as Directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, managing directors, joint managing directors, deputy managing directors, executive directors, managers or other officers of such company) or voting or providing for the payment of remuneration to the director, managing director, joint managing director, deputy managing director, executive director, manager or other officers of such other company and any Director may vote in favour of the exercise of such voting rights in manner aforesaid notwithstanding that he may be, or about to be, appointed a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer of such a company, and that as such he is or may become interested in the exercise of such voting rights in manner aforesaid.

Notwithstanding the foregoing, prior to the taking of any of the foregoing actions or any other action that could affect the independence of a director under Applicable Law, the director shall notify the secretary of the Company a reasonable period of time in advance of any such action, in order to allow time for consideration of its effect on director independence, Company disclosure and any other relevant considerations under Applicable Law.

71.     Subject to Applicable Law and to these Articles, no Director or proposed or intending Director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatsoever, nor shall any such contract or any other contract or arrangement in which any Director is in any way interested be liable to be avoided or voided, nor shall any Director so contracting or being so interested be liable to account to the Company or the Members for any remuneration, profit or other benefits realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established provided that such Director shall disclose the nature of his interest in any contract or arrangement in which he is interested in accordance with Article 72 herein and Applicable Law.

72.     A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the meeting of the Board at which the question of entering into the contract or arrangement is first considered, if he knows his interest then exists, or in any other case at the first meeting of the Board after he knows that he is or has become so interested. For the purposes of this Article, a general Notice to the Board by a Director to the effect that:

(a)	he is a member or officer of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the Notice be made with that company or firm; or

(b)	he is to be regarded as interested in any contract or arrangement which may after the date of the Notice be made with a specified person who is connected with him;

shall be deemed to be a sufficient declaration of interest under this Article in relation to any such contract or arrangement, provided that no such Notice shall be effective unless either it is given at a meeting of the Board or the Director takes reasonable steps to secure that it is brought up and read at the next Board meeting after it is given.

73.     Following a declaration being made pursuant to the last preceding two Articles, subject to any separate requirements under Applicable Law, and unless disqualified by the chairman of the Board or majority of disinterested Directors, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

GENERAL POWERS OF THE DIRECTORS

74.    (1)     The business of the Company shall be managed and conducted by the Board, which may pay all expenses incurred in forming and registering the Company and may exercise all powers of the Company (whether relating to the management of the business of the Company or otherwise) which are not by the Statutes or by these Articles required to be exercised by the Company in general meeting, subject nevertheless to the provisions of the Statutes and of these Articles and to such regulations being not inconsistent with such provisions, as may be prescribed by the Company in general meeting, but no regulations made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if such regulations had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.

(2)    Any person contracting or dealing with the Company in the ordinary course of business shall be entitled to rely on any written or oral contract or agreement or deed, document or instrument entered into or executed as the case may be by any two of the Directors acting jointly on behalf of the Company (or by any officers delegated with such authority by the Board) and the same shall be deemed to be validly entered into or executed by the Company as the case may be and shall, subject to any rule of law, be binding on the Company.

(3)    Without prejudice to the general powers conferred by these Articles it is hereby expressly declared that the Board shall have the following powers:

(a)	to give to any person the right or option of requiring at a future date that an allotment shall be made to him of any share at par or at such premium as may be agreed;

(b)

to give to any Directors, officers or employees of the Company an interest in any particular business or transaction or participation in the profits thereof or in the general profits of the Company either in addition to or in substitution for a salary or other remuneration; and

(c)	to resolve that the Company be deregistered in the Cayman Islands and continued in a named jurisdiction outside the Cayman Islands subject to the provisions of the Law.

75.     The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. Such attorney or attorneys may, if so authorised under the Seal of the Company, execute any deed or instrument under their personal seal with the same effect as the affixation of the Company’s Seal.

76.     The Board may entrust to and confer upon a managing director, joint managing director, deputy managing director, an executive director, any Director or officer of the Company any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

77.     All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine. The Company’s banking accounts shall be kept with such banker or bankers as the Board shall from time to time determine.

78.    (1)     The Board or designated committee of the Board may establish or concur or join with other companies (being subsidiary companies of the Company or companies with which it is associated in business) in establishing and making contributions out of the Company’s moneys to any schemes or funds for providing pensions, sickness or compassionate allowances, life assurance or other benefits for employees (which expression as used in this and the following paragraph shall include any Director or ex-Director who may hold or have held any executive office or any office of profit under the Company or any of its subsidiary companies) and ex-employees of the Company and their dependants or any class or classes of such person.

(2)    The Board or designated committee of the Board may pay, enter into agreements to pay or make grants of revocable or irrevocable pensions or other benefits to employees and ex-employees and their dependants, or to any of such persons, including pensions or benefits additional to those, if any, to which such employees or ex-employees or their dependants are or may become entitled under any such scheme or fund as mentioned in the last preceding paragraph. Any such pension or benefit may, as the Board considers desirable, be granted to an employee either before and in anticipation of or upon or at any time after his actual retirement, and may be subject or not subject to any terms or conditions as the Board may determine.

BORROWING POWERS

79.     The Board may exercise all the powers of the Company to raise or borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and, subject to Applicable Law, to issue debentures, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

80.     Debentures, bonds and other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued.

81.     Any debentures, bonds or other securities may be issued at a discount (other than shares), premium or otherwise and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of Directors and otherwise.

82.    (1)     Where any uncalled capital of the Company is charged, all persons taking any subsequent charge thereon shall take the same subject to such prior charge, and shall not be entitled, by notice to the Members or otherwise, to obtain priority over such prior charge.

(2)    The Board shall cause a proper register to be kept, in accordance with the provisions of Applicable Law, of all charges specifically affecting the property of the Company and of any series of debentures issued by the Company and shall duly comply with the requirements of the Law in regard to the registration of charges and debentures therein specified and otherwise.

PROCEEDINGS OF THE DIRECTORS

83.     The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it considers appropriate. Questions arising at any meeting shall be determined by a majority of votes.

84.     A meeting of the Board may be convened by the Secretary on request of a Director or by any Director. The Secretary shall convene a meeting of the Board. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director in writing or verbally (including in person or by telephone) or via electronic mail or by telephone or in such other manner as the Board may from time to time determine. Attendance at any meeting (in person or by remote communication) shall constitute waiver of notice, unless otherwise determined by the Board.

85.    (1)     The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be a majority of the total number of Directors.

(2)    Directors may participate in any meeting of the Board by means of a conference telephone or other communications equipment through which all persons participating in the meeting can communicate with each other simultaneously and instantaneously and, for the purpose of counting a quorum, such participation shall constitute presence at a meeting as if those participating were present in person.

86.     The continuing Directors or a sole continuing Director may act notwithstanding any vacancy in the Board but, if the number of Directors is reduced to only one continuing Director, the continuing Director (notwithstanding that the number of Directors is below the number fixed by the Board) may only act for the purpose of filling vacancies in the Board or of summoning general meetings of the Company but not for any other purpose.

87.     The Chairman of the Board shall be the chairman of all meetings of the Board. If the Chairman of the Board is not present at any meeting, the Directors present may choose one of their number to be chairman of the meeting.

88.     A meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

89.    (1)     The Board may delegate any of its powers, authorities and discretions to committees (including, without limitation, to the Audit Committee), consisting of such Director or Directors and other persons as it thinks fit and in accordance with Applicable Law. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed on it by the Board.

(2)    All acts done by any such committee in conformity with such regulations, and in fulfilment of the purposes for which it was appointed, but not otherwise, shall have like force and effect as if done by the Board, and the Board (or if the Board delegates such power, the committee) shall have power to remunerate the members of any such committee, and charge such remuneration to the current expenses of the Company.

90.     The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Articles for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board under the last preceding Article, indicating, without limitation, any committee charter adopted by the Board for purposes or in respect of any such committee.

91.     A resolution in writing signed by all the Directors except such as are temporarily unable to act through ill-health or disability shall (provided that such number is sufficient to constitute a quorum and further provided that a copy of such resolution has been given or the contents thereof communicated to all the Directors for the time being entitled to receive notices of Board meetings in the same manner as notices of meetings are required to be given by these Articles) be as valid and effectual as if a resolution had been passed at a meeting of the Board duly convened and held. Such resolution may be contained in one document or in several documents in like form each signed by one or more of the Directors and for this purpose a facsimile or electronic signature of a Director shall be treated as valid.

92.     All acts bona fide done by the Board or by any committee or by any person acting as a Director or members of a committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of such committee.

OFFICERS

93.    (1)     The officers of the Company shall consist of the chief executive officer, the chief financial officer, and Secretary, and such additional officers as the Board may from time to time determine, all of whom shall be deemed to be officers for the purposes of Applicable Law and these Articles.

(2)    The officers shall receive such remuneration as the Directors or a committee designated by the Board (or, if and as determined by the Directors or such committee with respect to the compensation of officers other than the chief executive officer, by the chief executive officer) may from time to time determine.

94.    (1)     The Secretary and additional officers, if any, shall be appointed by the Board and shall hold office on such terms and for such period as the Board may determine. If thought fit, two or more persons may be appointed as joint Secretaries. The Board may also appoint from time to time on such terms as it thinks fit one or more assistant or deputy Secretaries.

(2)    The Secretary shall attend all meetings of the Members and shall keep correct minutes of such meetings and enter the same in the proper books provided for the purpose. He shall perform such other duties as are prescribed by Applicable Law or these Articles or as may be prescribed by the Board.

95.    The officers of the Company shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Directors from time to time.

REGISTER OF DIRECTORS AND OFFICERS

96.     The Company shall cause to be kept in one or more books at its Office a Register of Directors and Officers in which there shall be entered the full names and addresses of the Directors and Officers and such other particulars as required by the Law or as the Directors may determine. The Company shall send to the Registrar of Companies in the Cayman Islands a copy of such register, and shall from time to time notify to the said Registrar of any change that takes place in relation to such Directors and Officers as required by the Companies Act.

MINUTES

97.    (1)     The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)	of all elections and appointments of officers;

(b)	of the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

(c)

of all resolutions and proceedings of each general meeting of the Members, meetings of the Board and meetings of committees of the Board and where there are managers, of all proceedings of meetings of the managers.

(2)	Minutes shall be kept by the Secretary at the Office.

SEAL

98.    (1)     The Company shall have one or more Seals, as the Board may determine. For the purpose of sealing documents creating or evidencing securities issued by the Company, the Company may have a securities seal which is a facsimile of the Seal of the Company with the addition of the word “Securities” on its face or in such other form as the Board may approve. The Board shall provide for the custody of each Seal and no Seal shall be used without the authority of the Board or of a committee of the Board authorised by the Board in that behalf. Subject as otherwise provided in these Articles, any instrument to which a Seal is affixed shall be signed autographically by one Director and the Secretary or by two Directors or by such other person (including a Director) or persons as the Board may appoint, either generally or in any particular case, save that as regards any certificates for shares or debentures or other securities of the Company the Board may by resolution determine that such signatures or either of them shall be dispensed with or affixed by some method or system of mechanical signature. Every instrument executed in manner provided by this Article shall be deemed to be sealed and executed with the authority of the Board previously given.

(2)    Where the Company has a Seal for use abroad, the Board may by writing under the Seal appoint any agent or committee abroad to be the duly authorised agent of the Company for the purpose of affixing and using such Seal and the Board may impose restrictions on the use thereof as may be thought fit. Wherever in these Articles reference is made to the Seal, the reference shall, when and so far as may be applicable, be deemed to include any such other Seal as aforesaid.

AUTHENTICATION OF DOCUMENTS

99.     Any Director or the Secretary or any person appointed by the Board for the purpose may authenticate any documents affecting the constitution of the Company and any resolution passed by the Company or the Board or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts, and if any books, records, documents or accounts are elsewhere than at the Office or the head office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person so appointed by the Board. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Board or any committee which is so certified shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

DESTRUCTION OF DOCUMENTS

100.    (1)     The Company shall be entitled to destroy the following documents at the following times, subject to any requirements under Applicable Law:

(a)	any share certificate which has been cancelled at any time after the expiry of one (1) year from the date of such cancellation;

(b)

any dividend mandate or any variation or cancellation thereof or any notification of change of name or address at any time after the expiry of two (2) years from the date such mandate variation cancellation or notification was recorded by the Company;

(c)	any instrument of transfer of shares which has been registered at any time after the expiry of seven (7) years from the date of registration;

(d)	any allotment letters after the expiry of seven (7) years from the date of issue thereof; and

(e)

copies of powers of attorney, grants of probate and letters of administration at any time after the expiry of seven (7) years after the account to which the relevant power of attorney, grant of probate or letters of administration related has been closed;

and it shall conclusively be presumed in favour of the Company that every entry in the Register purporting to be made on the basis of any such documents so destroyed was duly and properly made and every share certificate so destroyed was a valid certificate duly and properly cancelled and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that: (1) the foregoing provisions of this Article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim; (2) nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (1) above are not fulfilled; and (3) references in this Article to the destruction of any document include references to its disposal in any manner.

(2)    Notwithstanding any provision contained in these Articles, the Directors may, if permitted by Applicable Law, authorise the destruction of documents set out in sub-paragraphs (a) to (e) of paragraph (1) of this Article and any other documents in relation to share registration which have been microfilmed or electronically stored by the Company or by the share registrar on its behalf provided always that this Article shall apply only to the destruction of a document in good faith and without express notice to the Company and its share registrar that the preservation of such document was relevant to a claim.

DIVIDENDS AND OTHER PAYMENTS

101.     Subject to Applicable Law, the Company in general meeting or the Board may from time to time declare dividends in any currency to be paid to the Members but no dividend shall be declared in excess of the amount recommended by the Board.

102.     Dividends may be declared and paid out of the profits of the Company, realised or unrealised, or from any reserve set aside from profits which the Directors determine is no longer needed. The Board may also declare and pay dividends out of share premium account or any other fund or account which can be authorised for this purpose in accordance with the Law.

103.     Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provide:

(a)

all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this Article as paid up on the share; and

(b)	all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

104.     The Board may from time to time pay to the Members such interim dividends as appear to the Board to be justified by the profits of the Company and in particular (but without prejudice to the generality of the foregoing) if at any time the share capital of the Company is divided into different classes, the Board may pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferential rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividend and provided that the Board acts in a bona fide manner, the Board shall not incur any responsibility to the holders of shares conferring any preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferential rights and may also pay any fixed dividend which is payable on any shares of the Company half-yearly or on any other dates, whenever such profits, in the opinion of the Board, justifies such payment.

105.     The Board may deduct from any dividend or other moneys payable to a Member by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

106.     No dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

107.     Any dividend, interest or other sum payable in cash to the holder of shares may be paid in any manner deemed appropriate by Officers of the Company, including by cheque or warrant sent through the post addressed to the holder at his registered address or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his address as appearing in the Register or addressed to such person and at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company notwithstanding that it may subsequently appear that the same has been stolen or that any endorsement thereon has been forged. Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable in respect of the shares held by such joint holders.

108.     All dividends or bonuses unclaimed for one (1) year after having been declared may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. Any dividend or bonuses unclaimed after a period of six (6) years from the date of declaration shall be forfeited and shall revert to the Company. The payment by the Board of any unclaimed dividend or other sums payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

109.     Whenever the Board or the Company in general meeting has resolved that a dividend be paid or declared, the Board may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind and in particular of paid up shares, debentures or warrants to subscribe securities of the Company or any other company, or in any one or more of such ways, and where any difficulty arises in regard to the distribution the Board may settle the same as it thinks expedient, and in particular may issue certificates in respect of fractions of shares, disregard fractional entitlements or round the same up or down, and may fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Board and may appoint any person to sign any requisite instruments of transfer and other documents on behalf of the persons entitled to the dividend, and such appointment shall be effective and binding on the Members. The Board may resolve that no such assets shall be made available to Members with registered addresses in any particular territory or territories where, in the absence of a registration statement or other special formalities, such distribution of assets would or might, in the opinion of the Board, be unlawful or impracticable and in such event the only entitlement of the Members aforesaid shall be to receive cash payments as aforesaid. Members affected as a result of the foregoing sentence shall not be or be deemed to be a separate class of Members for any purpose whatsoever.

110.    (1)     Whenever the Board or the Company in general meeting has resolved that a dividend be paid or declared on any class of the share capital of the Company, the Board may further resolve either:

(a)

that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that the Members entitled thereto will be entitled to elect to receive such dividend (or part thereof if the Board so determines) in cash in lieu of such allotment. In such case, the following provisions shall apply:

(i)	the basis of any such allotment shall be determined by the Board;

(ii)

the Board, after determining the basis of allotment, shall give not less than ten (10) days’ Notice to the holders of the relevant shares of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

(iii)	the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded; and

(iv)	the dividend (or that part of the dividend to be satisfied by the allotment of shares as aforesaid) shall not be payable in cash on shares in respect whereof the cash election has not been duly exercised (“the non-elected shares”) and in satisfaction thereof shares of the relevant class shall be allotted credited as fully paid up to the holders of the non-elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any part of the undivided profits of the Company (including profits carried and standing to the credit of any reserves or other special account, share premium account or capital redemption reserve) as the Board may determine, such sum as may be required to pay up in full the appropriate number of shares of the relevant class for allotment and distribution to and amongst the holders of the non-elected shares on such basis; or

(b)

that the Members entitled to such dividend shall be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as and if the Board may think fit and determine to be appropriate. In such case, the following provisions shall apply:

(i)	the basis of any such allotment shall be determined by the Board;

(ii)

the Board, after determining the basis of allotment, shall give not less than ten (10) days’ Notice to the holders of the relevant shares of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

(iii)	the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded; and

(iv)

the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable in cash on shares in respect whereof the share election has been duly exercised (“the elected shares”) and in lieu thereof shares of the relevant class shall be allotted credited as fully paid up to the holders of the elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any part of the undivided profits of the Company (including profits carried and standing to the credit of any reserves or other special account, share premium account or capital redemption reserve) as the Board may determine, such sum as may be required to pay up in full the appropriate number of shares of the relevant class for allotment and distribution to and amongst the holders of the elected shares on such basis.

(2) (a)

The shares allotted pursuant to the provisions of paragraph (1) of this Article shall rank pari passu in all respects with shares of the same class (if any) then in issue save only as regards participation in the relevant dividend or in any other distributions, bonuses or rights paid, made, declared or announced prior to or contemporaneously with the payment or declaration of the relevant dividend unless, contemporaneously with the announcement by the Board of their proposal to apply the provisions of sub-paragraph (a) or (b) of paragraph (2) of this Article in relation to the relevant dividend or contemporaneously with their announcement of the distribution, bonus or rights in question, the Board shall specify that the shares to be allotted pursuant to the provisions of paragraph (1) of this Article shall rank for participation in such distribution, bonus or rights.

(b)

The Board may do all acts and things considered necessary or expedient to give effect to any capitalisation pursuant to the provisions of paragraph (1) of this Article, with full power to the Board to make such provisions as it thinks fit in the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are aggregated and sold and the net proceeds distributed to those entitled, or are disregarded or rounded up or down or whereby the benefit of fractional entitlements accrues to the Company rather than to the Members concerned). The Board may authorise any person to enter into on behalf of all Members interested, an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made pursuant to such authority shall be effective and binding on all concerned.

(3)    The Company may upon the recommendation of the Board by ordinary resolution resolve in respect of any one particular dividend of the Company that notwithstanding the provisions of paragraph (1) of this Article a dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to shareholders to elect to receive such dividend in cash in lieu of such allotment.

(4)    The Board may on any occasion determine that rights of election and the allotment of shares under paragraph (1) of this Article shall not be made available or made to any shareholders with registered addresses in any territory where, in the absence of a registration statement or other special formalities, the circulation of an offer of such rights of election or the allotment of shares would or might, in the opinion of the Board, be unlawful or impracticable, and in such event the provisions aforesaid shall be read and construed subject to such determination. Members affected as a result of the foregoing sentence shall not be or be deemed to be a separate class of Members for any purpose whatsoever.

(5)    Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Board, may specify that the same shall be payable or distributable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable or distributable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares. The provisions of this Article shall mutatis mutandis apply to bonuses, capitalisation issues, distributions of realised capital profits or offers or grants made by the Company to the Members.

RESERVES

111.    (1)     The Board shall establish an account to be called the share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share in the Company. Unless otherwise provided by the provisions of these Articles, the Board may apply the share premium account in any manner permitted by the Statute. The Company shall at all times comply with the provisions of the Statute in relation to the share premium account.

(2)    Before recommending any dividend, the Board may set aside out of the profits of the Company such sums as it determines as reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company. The Board may also without placing the same to reserve carry forward any profits which it may think prudent not to distribute.

CAPITALISATION

112.     The Company may, upon the recommendation of the Board, at any time and from time to time pass an ordinary resolution to the effect that it is desirable to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund (including a share premium account and capital redemption reserve and the profit and loss account) whether or not the same is available for distribution and accordingly that such amount be set free for distribution among the Members or any class of Members who would be entitled thereto if it were distributed by way of dividend and in the same proportions, on the footing that the same is not paid in cash but is applied either in or towards paying up the amounts for the time being unpaid on any shares in the Company held by such Members respectively or in paying up in full unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid up among such Members, or partly in one way and partly in the other, and the Board shall give effect to such resolution provided that, for the purposes of this Article, a share premium account and any capital redemption reserve or fund representing unrealised profits, may be applied only in paying up in full unissued shares of the Company to be allotted to such Members credited as fully paid.

113.     The Board may settle, as it considers appropriate, any difficulty arising in regard to any distribution under the last preceding Article and in particular may issue certificates in respect of fractions of shares or authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any Members in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Members.

ACCOUNTING RECORDS

114.     The Board shall cause true accounts to be kept of the sums of money received and expended by the Company, and the matters in respect of which such receipt and expenditure take place, and of the property, assets, credits and liabilities of the Company and of all other matters required by Applicable Law or necessary to give a true and fair view of the Company’s affairs and to explain its transactions.

115.     The accounting records shall be kept at the Office or, at such other place or places as the Board decides and shall always be open to inspection by the Directors. No Member (other than a Director) shall have any right of inspecting any accounting record or book or document of the Company except as conferred by Applicable Law or authorised by the Board or by the Company in general meeting.

AUDIT

116.    Subject to Applicable Law, at the annual general meeting or at a subsequent extraordinary general meeting in each year, the Members may, as determined by the Board or Audit Committee, approve or ratify the Audit Committee appointment of an auditor to audit the accounts of the Company in accordance with Applicable Law, provided that the Audit Committee, in its sole discretion, may appoint a different auditor at any time.

117.     Subject to Applicable Law the accounts of the Company shall be audited at least once in every year.

118.     If the office of auditor becomes vacant by the resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Audit Committee shall, as required by Applicable Law, fill the vacancy and determine the remuneration of such Auditor.

119.     The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto; and he may call on the Directors or officers of the Company for any information in their possession relating to the books or affairs of the Company.

NOTICES

120.     Any Notice or document, whether or not, to be given or issued under these Articles from the Company to a Member shall be in writing or by cable, telex or facsimile transmission message or other form of electronic transmission or communication and any such Notice and document may be served or delivered by the Company on or to any Member either personally or by sending it through the post in a prepaid envelope addressed to such Member at his registered address as appearing in the Register or at any other address supplied by him to the Company for the purpose or, as the case may be, by transmitting it to any such address or transmitting it to any telex or facsimile transmission number or electronic number or address or website supplied by him to the Company for the giving of Notice to him or which the person transmitting the notice reasonably and bona fide believes at the relevant time will result in the Notice being duly received by the Member or may also be served by advertisement in appropriate newspapers in accordance with the requirements of the Designated Stock Exchange or, to the extent permitted by the Applicable Law, by placing it on the Company’s website and giving to the member a notice stating that the notice or other document is available there (a “notice of availability”). The notice of availability may be given to the Member by any of the means set out above or as otherwise determined by the Board in accordance with Applicable Law. In the case of joint holders of a share all notices shall be given to that one of the joint holders whose name stands first in the Register and notice so given shall be deemed a sufficient service on or delivery to all the joint holders.

121.     Any Notice or other document:

(a)

if served or delivered by post, shall where appropriate be sent by airmail and shall be deemed to have been served or delivered on the day following that on which the envelope containing the same, properly prepaid and addressed, is put into the post; in proving such service or delivery it shall be sufficient to prove that the envelope or wrapper containing the notice or document was properly addressed and put into the post and a certificate in writing signed by the Secretary or other officer of the Company or other person appointed by the Board that the envelope or wrapper containing the Notice or other document was so addressed and put into the post shall be conclusive evidence thereof;

(b)

if sent by electronic communication, shall be deemed to be given on the day on which it is transmitted from the server of the Company or its agent. A Notice placed on the Company’s website is deemed given by the Company to a Member on the day following that on which a notice of availability is deemed served on the Member;

(c)

if served or delivered in any other manner contemplated by these Articles, shall be deemed to have been served or delivered at the time of personal service or delivery or, as the case may be, at the time of the relevant despatch or transmission; and in proving such service or delivery a certificate in writing signed by the Secretary or other officer of the Company or other person appointed by the Board as to the act and time of such service, delivery, despatch or transmission shall be conclusive evidence thereof; and

(d)	may be given to a Member in the English language or such other language as may be approved by the Directors, subject to due compliance with all applicable Statutes, rules and regulations.

122.    (1)     Any Notice or other document delivered or sent by post to or left at the registered address of any Member in pursuance of these Articles shall, notwithstanding that such Member is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Member as sole or joint holder unless his name shall, at the time of the service or delivery of the Notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such Notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

(2)    A Notice may be given by the Company to the person entitled to a share in consequence of the death, mental disorder or bankruptcy of a Member by sending it through the post in a prepaid letter, envelope or wrapper addressed to him by name, or by the title of representative of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the person claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death, mental disorder or bankruptcy had not occurred.

(3)    Any person who by operation of law, transfer or other means whatsoever shall become entitled to any share shall be bound by every Notice in respect of such share which prior to his name and address being entered on the Register shall have been duly given to the person from whom he derives his title to such share.

SIGNATURES

123.     For the purposes of these Articles, a cable or telex or facsimile or electronic transmission message purporting to come from a holder of shares or, as the case may be, a Director, or, in the case of a corporation which is a holder of shares from a director or the secretary thereof or a duly appointed attorney or duly authorised representative thereof for it and on its behalf, shall in the absence of express evidence to the contrary available to the person relying thereon at the relevant time be deemed to be a document or instrument in writing signed by such holder or Director in the terms in which it is received.

WINDING UP

124.    A resolution that the Company be wound up by the court or be wound up voluntarily shall be determined by the Members acting by a special resolution.

125.    (1)     Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares (i) if the Company shall be wound up and the assets available for distribution amongst the Members of the Company shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu amongst such members in proportion to the amount paid up on the shares held by them respectively and (ii) if the Company shall be wound up and the assets available for distribution amongst the Members as such shall be insufficient to repay the whole of the paid-up capital such assets shall be distributed so that, a nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively.

(2)    If the Company shall be wound up (whether the liquidation is voluntary or by the court) the liquidator may, with the authority of a special resolution and any other sanction required by the Law, divide among the Members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of properties of one kind or shall consist of properties to be divided as aforesaid of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of the Members as the liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

INDEMNITY

126.    (1)     To the fullest extent permitted by Applicable Law, the Directors, Secretary and other officers for the time being of the Company, together with the former Directors, former Secretary and other former officers, and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and everyone of them, and everyone of their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets and profits of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts; and none of them shall be answerable for the acts, receipts, neglects or defaults of the other or others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto; PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

(2)    Each Member agrees to waive any claim or right of action he might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his or her duties with or for the Company; PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

AMENDMENT TO MEMORANDUM AND ARTICLES OF ASSOCIATION

AND NAME OF COMPANY

127.    Subject to the provisions of the Statute and the provisions of the Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by special resolution:

(a)    change its name;

(b)    alter or add to the Articles;

(c)    alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)    reduce its share capital or any capital redemption reserve fund.

INFORMATION

128.     No Member shall be entitled to require discovery of or any information respecting any detail of the Company’s trading or any matter which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors will be inexpedient in the interests of the members of the Company to communicate to the Member or to the public.

MERGERS AND CONSOLIDATIONS

129.     The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Statute) upon such terms as the Directors may determine and (to the extent required by Applicable Law including the Statute) with the approval of a special resolution.

TRANSFERS BY WAY OF CONTINUATION

130.     Subject to Applicable Law and these Articles, the Company shall, with the approval of a special resolution, have the power to register by way of continuation as a body corporate under the laws of a jurisdiction outside of the Cayman Islands and be deregistered in the Cayman Islands.

EXCLUSIVE FORUM

131.    (1)     Unless the Company consents in writing to the selection of an alternative forum, and subject to Article 131(2), the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with the Memorandum, the Articles or otherwise related in any way to each Member’s shareholding in the Company, including but not limited to:

(a)	any derivative action or proceeding brought on behalf of the Company;

(b)	any action asserting a claim of breach of any fiduciary or other duty owed by any current or former Director, Officer or other employee of the Company to the Company or the Members;

(c)	any action asserting a claim arising pursuant to any provision of the Companies Act, the Memorandum or the Articles; or

(d)

any action asserting a claim against the Company which, if brought in the United States of America, would be a claim arising under the “Internal Affairs Doctrine” (as such concept is recognised under the laws of the United States of America).

Each Member irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes.

(2)    Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by Applicable Law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Notwithstanding the foregoing, this Article 131(2) shall not apply to claims seeking to enforce any liability or duty created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction.

(3)    To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to the provisions of this Article 131.

BUSINESS OPPORTUNITIES

132.     To the fullest extent permitted by Applicable Law, no individual serving as a Director who is not employed by the Company (“Outside Director”) shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company. To the fullest extent permitted by Applicable Law, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for the Outside Director, on the one hand, and the Company, on the other. Except to the extent expressly assumed by contract, to the fullest extent permitted by Applicable Law, the Outside Director shall have no duty to communicate or offer any such corporate opportunity to the Company and shall not be liable to the Company or its Members for breach of any fiduciary duty solely by reason of the fact that the Outside Director pursues or acquires such corporate opportunity, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company.

133.     Except as provided elsewhere in this Article, the Company hereby renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both the Company and an Outside Director, about which the Outside Director acquires knowledge; notwithstanding the foregoing provisions, the Company does not renounce any interest or expectancy it may have in any business opportunity that is expressly offered to any Outside Director solely in his or her capacity as an Outside Director of the Company, and not in any other capacity, unless the disinterested members of the Board determine that the Company renounces such interest or expectancy in accordance with Applicable Law.

134.     To the extent a court might hold that the conduct of any activity related to a corporate opportunity that is renounced in this Article to be a breach of duty to the Company or its Members, the Company hereby waives, to the fullest extent permitted by Applicable Law, any and all claims and causes of action that the Company may have for such activities. To the fullest extent permitted by Applicable Law, the provisions of this Article apply equally to activities conducted in the future and that have been conducted in the past.

SCHEDULE A

The Series A Preferred Shares shall, in addition to any other rights, preferences, privileges and limitations under the Memorandum and Articles, have the following rights, preferences, privileges and limitations. In the event of any inconsistency between the rights, preferences, privileges and limitations conferred on them under the Memorandum and Articles, and the rights, preferences, privileges and limitations conferred under this Schedule A, the rights, preferences, privileges and limitations conferred under this Schedule A shall prevail:

Liquidation Preference.

1.1.

Upon a Liquidation Event, either voluntary or involuntary, the holders of Series A Preferred Shares shall be entitled to receive, pari passu with each other, in preference and prior to any distribution of any of the assets of the Company to the holders of any ordinary shares of the Company by reason of their status as such holder, an amount per Series A Preferred Share equal to the par value of such share (the “Series A Preference Amount”). If, upon the occurrence of any Liquidation Event, the assets and funds thus distributed among the holders of the Series A Preferred Shares shall be insufficient to permit the payment of the aggregate Series A Preference Amount, then the entire assets and funds of the Company legally available for distribution to all holders of Series A Preferred Shares shall be distributed ratably among the holders of the Series A Preferred Shares, pari passu with each other, in proportion to the aggregate Series A Preference Amount each such holder is otherwise entitled to receive under this Section 1.1.

1.2.

For avoidance of doubt, distribution of the consideration in respect of a Liquidation Event that is payable over time upon the satisfaction of one or more contingencies shall be distributed under Section 1.1 after taking into account all prior distributions of such consideration in respect of such Liquidation Event.

1.3.	In any Liquidation Event, where applicable, if the consideration received by the Company is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

1.3.1.

The value of securities not subject to investment letter or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a Member’s status as an affiliate or former affiliate) shall be:

1.3.1.1.

if traded on a securities exchange or through an automated quotation and trading system (such as Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market or other similar market), the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period (or portion thereof) ending three (3) days prior to the closing;

1.3.1.2.

if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period (or portion thereof) ending three (3) days prior to the closing; and

1.3.1.3.

if there is no active public market, the value shall be the fair market value thereof, as determined by the Board, and such determination shall, absent fraud or gross error, be conclusive and binding on the Company and its shareholders.

1.3.2.

The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the value determined as above in Section 1.3.1 to reflect the approximate fair market value thereof, as determined by the Board in good faith.

1.4.

Where applicable, prior to the closing of any Liquidation Event, the Company shall give each holder of Series A Preferred Shares written notice of such impending transaction not later than twenty (20) days prior to the meeting of shareholders convened in accordance with the Articles called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices (the “Liquidation Notice”) shall describe the material terms and conditions of the impending transaction, and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Company has given the Liquidation Notice or sooner than ten (10) days after the Company has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of at least a majority of the outstanding Series A Preferred Shares.

1.5.

For the purposes of this Section 1, “Liquidation Event” means any liquidation, dissolution, winding up, merger, acquisition, consolidation, issuance or transfer of equity securities or other transaction or series of transactions which causes the then shareholders of the Company to lose controlling or majority voting rights in the Company, or the surviving person (if not the Company) or any parent company of the Company or such surviving person, or any transaction or series of transactions in which all or substantially all assets including intellectual property of the Company are disposed via sale, lease or other arrangement, or the grant of an exclusive license to all or substantially all of the Company’s intellectual property (other than to one or more wholly-owned subsidiaries of the Company).

2.	Conversion. The holders of the Series A Preferred Shares shall have conversion rights as follows (the “Conversion Rights”):

2.1.

Optional Conversion. Each Series A Preferred Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share (the “Optional Conversion Start Date”), at the office of the Company or any transfer agent for such shares, into fully paid and nonassessable Class A Shares at a rate of 1.25 Class A Shares per Series A Preferred Share, subject to adjustments set forth in Section 2.5 hereto (the “Conversion Rate”).

2.2.	[Reserved].

2.3.

Automatic Conversion. Each outstanding Series A Preferred Share shall automatically and immediately convert into Class A Shares at the Conversion Rate then in effect upon the fifth (5th) anniversary of the date of issuance (“Automatic Conversion”). The Automatic Conversion will occur automatically and without any further action by the holders of Series A Preferred Shares.

2.4.	Mechanics of Conversion.

2.4.1.

Before any holder of Series A Preferred Shares shall be entitled to convert the same into Class A Shares pursuant to Section 2.1, such holder (a “Converting Holder”) shall give an irrevocable written notice (“Conversion Notice”) to the Company at its principal corporate office of the election to convert and shall (i) state therein the number of Series A Preferred Shares to be converted and (ii) if required, furnish appropriate endorsements and transfer documents.

2.4.2.

Any conversion pursuant to Section 2.1 or 2.3 shall be deemed to have been made immediately prior to the close of business on (the “Conversion Time”): (i) if such conversion is effected pursuant to Section 2.1, the date of the delivery of the Conversion Notice or (ii) if such conversion is an Automatic Conversion pursuant to Section 2.3, the fifth (5th) anniversary of the date of issuance, and, in each case, the person or persons entitled to receive the Class A Shares issuable upon any such conversion shall be treated for all purposes as the record holder or holders of such Class A Shares as of the Conversion Time.

2.4.3.

The Company shall, as soon as practicable after the Conversion Time, enter or cause to be entered on the Company’s Register, as the holder of such shares, the number of Class A Shares to which such Converting Holder shall be entitled as described herein, and issue and deliver such evidence of the issuance of the new Class A Shares to such Converting Holder.

2.5.	Conversion Rate Adjustments. The Conversion Rate of the Series A Preferred Shares shall be subject to adjustment from time to time only in the following circumstances:

2.5.1.

In the event the Company should at any time or from time to time after the date of issuance of the Series A Preferred Shares fix a record date for the effectuation of a split or subdivision of the outstanding Class A Shares or the determination of holders of Class A Shares entitled to receive a dividend or other distribution payable in additional Class A Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Class A Shares (hereinafter referred to as “Class A Share Equivalents”) without payment of any consideration by such holder for the additional Class A Shares or the Class A Share Equivalents (including the additional Class A Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Rate of the Series A Preferred Shares shall be appropriately increased so that the number of Class A Shares issuable on conversion of such Series A Preferred Shares shall be increased in proportion to such increase in the aggregate number of Class A Shares outstanding and those issuable with respect to such Class A Share Equivalents.

2.5.2.

If the number of Class A Shares outstanding at any time after the date of issuance of the Series A Preferred Shares is decreased by a combination or consolidation of the outstanding Class A Shares, then, following the record date of such combination or consolidation, the Conversion Rate of the Series A Preferred Shares shall be appropriately decreased so that the number of Class A Shares issuable on conversion of such Series A Preferred Shares shall be decreased in proportion to such decrease in the aggregate number of Class A Shares outstanding.

2.6.

Recapitalizations. If at any time or from time to time there shall be any share splits, subdivisions, share dividends, combinations, consolidations, recapitalizations or the like (a “Recapitalization”) of the Class A Shares (other than a subdivision, combination or merger or sale of assets transaction provided for in Section 1 or this Section 2), provision shall be made so that the holders of Series A Preferred Shares shall thereafter be entitled to receive upon conversion of Series A Preferred Shares the number of shares or other securities or property of the Company or otherwise to which a holder of the number of Class A Shares deliverable upon conversion of the Series A Preferred Shares held by such holder would have been entitled on such Recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2 with respect to the rights of the holders of Series A Preferred Shares after such Recapitalization such that the provisions of this Section 2 (including adjustment of the Conversion Rate then in effect and the number of Class A Shares receivable upon conversion of each such Series A Preferred Share) shall be applicable after that event as nearly equivalent as may be practicable.

2.7.	No Fractional Shares; Statement as to Adjustments.

2.7.1.

No fractional shares shall be issued upon the conversion of any Series A Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then fair market value of a Class A Share as determined in good faith by the Board. The number of Class A Shares to be issued upon such conversion shall be determined on the basis of the total number of Series A Preferred Shares the holder is at the time converting into Class A Shares and the number of Class A Shares issuable upon such aggregate conversion.

2.7.2.

Upon the occurrence of each adjustment or readjustment of the Conversion Rate applicable to the Series A Preferred Shares pursuant to Section 2.4, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof. The Company shall, upon the written request of any holder of Series A Preferred Shares, furnish or cause to be furnished to such holder a statement setting forth (A) such adjustment and readjustment, (B) the Conversion Rate for the Series A Preferred Shares at the time in effect and (C) the number of Class A Shares and the amount, if any, of other property that at the time would be received upon the conversion of a Series A Preferred Share.

2.8.

Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Series A Preferred Shares, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

2.9.

Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Class A Shares, solely for the purpose of effecting the conversion of the Series A Preferred Shares, such number of its Class A Shares as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Shares; and if at any time the number of authorized but unissued Class A Shares shall not be sufficient to effect the conversion of all then outstanding Series A Preferred Shares, in addition to such other remedies as shall be available to the holder of such Series A Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Class A Shares to such number of shares as shall be sufficient for such purposes.

3.

Restrictions on Transfer. Prior to the six-month anniversary of the issuance of the Series A Preferred Shares, no holder may Transfer any Series A Preferred Share, or any Class A Shares into which such Series A Preferred Share may be converted, except with the prior written consent of the Board.

4.

Dividends. There will be no dividends due or payable on the Series A Preferred Shares except for any dividends declared on Series A Preferred Shares by the Board in its sole discretion; provided that in the event the Board elects to declare any dividends on Class A Shares in respect of Class A Shares held on or following the Optional Conversion Start Date, the holders of Series A Preferred Shares shall be entitled to receive dividends on such Series A Preferred Shares on an As-Converted Basis (as defined below) pari passu with the amount of such dividends to be distributed to the holders of Class A Shares. For the purposes of this Section 4, “As-Converted Basis” means, as of the time of determination, each Series A Preferred Share shall be treated as if each such Series A Preferred Share had been converted into such number of Class A Shares at the Conversion Rate then in effect.

5.

Voting Rights. Except as otherwise provided herein or as otherwise required by Applicable Law, the Series A Preferred Shares shall have no voting rights. However, as long as any Series A Preferred Shares are outstanding, the Company shall not, without first obtaining the affirmative vote by the holders of a majority of the Series A Preferred Shares present in person or by proxy at a shareholders meeting of Series A Preferred Shares (or by written consent of the holders of a majority of the outstanding Series A Preferred Shares), alter, amend or modify the terms of the Articles or this Schedule A so as to disproportionately adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Shares in any material respect, it being understood that the issuance, authorization or creation of any class of equity securities shall not be deemed to disproportionately adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Shares.